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(j)(2)

                               CONSENT OF KPMG LLP

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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees of the BB&T Funds:

We consent to use of our report dated November 17, 2004 on the BB&T Funds' financial statements as incorporated herein by reference, and to the references to our firm under the headings "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" in the Statement of Additional Information.

/s/ KPMG LLP

Columbus, Ohio
January 28, 2005

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